Exhibit 5.1

April 21, 2014

Solitario Exploration & Royalty Corp.

4251 Kipling Street, Suite 390

Wheat Ridge, Colorado 80033

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to $75,000,000 of any combination of (i) shares of common stock, par value $0.01 per share (the “Common Stock”), of Solitario Exploration & Royalty Corp., a Colorado corporation (the “Company”), (ii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), (iii) debt securities of the Company (the “Debt Securities”), (iv) warrants to purchase shares of Common Stock or Preferred Stock and/or Debt Securities (the “Warrants”), and (v) units comprised of shares of Common Stock and/or Preferred Stock, Warrants, Debt Securities and/or other securities of the Company, in any combination (the “Units”). The Common Stock, Preferred Stock, Debt Securities, Warrants and Units are sometimes referred to collectively herein as the “Securities.” Securities may be issued in an unspecified number (with respect to Common Stock, Preferred Stock, Warrants and Units) or in an unspecified principal amount (with respect to Debt Securities and Warrants). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We have reviewed such matters of law, made such inquiries and reviewed such documents and records as we have deemed necessary or appropriate to enable us to express the opinions set forth in this letter. In addition, we have examined and relied upon representations, statements or certificates of public officials and officers and representatives of the Company. In expressing the opinions set forth below, we have assumed, with your consent, that all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original documents, and all signatures on all documents submitted to us for examination are genuine and made by natural persons with legal capacity.

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We render no opinion herein as to matters involving the laws of any jurisdiction other than: (i) the State of Colorado: (ii) the State of New York, but solely with respect to the form of Indenture for Senior Debt Securities filed as Exhibit 4.1 to the Registration Statement, and the form of Indenture for Junior Debt Securities filed as Exhibit 4.3 to the Registration Statement; and (iii) the federal securities laws of the United States of America. This opinion is limited to the facts as they presently exist and the effect of the present state of the laws of the State of Colorado, the State of New York, and the federal securities laws of the United States of America. We assume no obligation to revise or supplement this opinion letter in the event of future changes in such laws or the interpretations thereof or such facts. We express no opinion as to the application of the securities or blue sky laws of any states with respect to the offer or sale of the Securities. Without limiting the generality of the foregoing, except as set forth herein, we express no opinion in connection with the matters contemplated by the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

For purposes of the opinions expressed below, without limiting any other exceptions or qualifications set forth herein, we have assumed that (i) after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock or Preferred Stock, as applicable, together with the total number of shares of such stock reserved for issuance upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock or Preferred Stock, as applicable, under the Company’s Amended and Restated Articles of Incorporation, as amended and then in effect (the “Articles”), and (ii) the Registration Statement (including all necessary post-effective amendments) has been declared effective by order of the Securities and Exchange Commission (the “SEC”).

For purposes of the opinions expressed below, we refer to the following as the “Future Authorization and Issuance” of Securities:

•	with respect to any of the Securities, (i) the appropriate and proper authorization by the Company of the terms and issuance of such Securities, including the consideration to be received for such Securities, in accordance with the Articles and applicable law (the “Authorization”), and (ii) the issuance of such Securities in accordance with the Authorization upon the receipt by the Company of the consideration (which, in the case of shares of Common Stock or Preferred Stock, is not less than the par value of such shares) to be paid therefor in accordance with the Authorization;

•	with respect to Preferred Stock, (i) the establishment of the terms, rights and preferences of such Preferred Stock by the Company in accordance with the Articles and applicable law, and (ii) the execution, acknowledgement and filing with the Colorado Secretary of State, and the effectiveness of, an amendment to the Articles setting forth the terms, rights and preferences of such Preferred Stock in accordance with the Articles and applicable law;

•	with respect to Debt Securities, (i) the authorization, execution and delivery of the indenture or a supplemental indenture relating to such Securities by the Company and the trustee thereunder, (ii) the establishment of the terms of such Securities by the Company in accordance with the applicable indenture or supplemental indenture and applicable law, and (iii) the execution, authentication and issuance of such Debt Securities in accordance with the applicable indenture or supplemental indenture and applicable law; and

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•	with respect to Warrants and/or Units, (i) the authorization, execution and delivery by the Company and the other parties thereto of any agreement under which such Securities are to be issued, and (ii) the establishment of the terms of such Warrants and/or Units by the Company, and the execution, issuance and delivery of such Securities, in accordance with any applicable agreement under which such Securities are to be issued and applicable law.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions contained herein, we are of the opinion that:

1. Upon the Future Authorization and Issuance of shares of Common Stock registered on the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. Upon the Future Authorization and Issuance of shares of Preferred Stock registered on the Registration Statement, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3. Upon the Future Authorization and Issuance of Debt Securities registered on the Registration Statement, such Debt Securities will be valid and legally binding obligations of the Company.

4. Upon the Future Authorization and Issuance of Warrants registered on the Registration Statement, such Warrants will be valid and legally binding obligations of the Company.

5. Upon the Future Authorization and Issuance of Units registered on the Registration Statement, such Units will be valid and legally binding obligations of the Company.

The opinions expressed above, as they relate to the Debt Securities, and any Warrants or Units that include Debt Securities, are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

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Very truly yours,
/s/ Polsinelli PC
POLSINELLI PC